UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2012

OPENTABLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34357	94-3374049
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

799 Market Street, 4th Floor, San Francisco, California	94103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 344-4200

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On March 29, 2012, OpenTable, Inc. (the “Company”) and Charles McCullough, Senior Vice President, Engineering, agreed to a transition and separation from the Company by Mr. McCullough pursuant to an employment transition and separation letter agreement, by and between Mr. McCullough and the Company (the “Agreement”).  To facilitate an orderly transition during the period from March 29, 2012 through the earlier of the date upon which a new Senior Vice President, Engineering commences employment with the Company and a date designated by the Company (the “Transition Period”), Mr. McCullough is expected to continue as Senior Vice President, Engineering and assist in the recruitment and training of, and the transition of his responsibilities to, a new Senior Vice President, Engineering.  During the Transition Period, Mr. McCullough will continue to receive salary at an annual rate of $275,000 (the “Base Salary”) and benefits at the level in effect as of March 28, 2012.

From the first day following the end of the Transition Period through the earlier of November 1, 2013 and the date upon which Mr. McCullough’s employment is terminated by either Mr. McCullough or the Company (the “Separation Date”), Mr. McCullough is expected to serve as Technical Advisor to the Company.  During such period (the “Technical Advisor Period”), Mr. McCullough’s salary will be at an annual rate of $100,000, commensurate with his role as Technical Advisor.  In the event that Mr. McCullough’s employment is terminated by the Company during the Transition Period or the Technical Advisor Period other than for cause or by Mr. McCullough for any reason during the six months following the effective date of the Agreement, Mr. McCullough will be entitled to receive (a) a lump sum payment equal to the lesser of (i) Base Salary for six months or (ii) Base Salary for the period from the Separation Date through November 1, 2013, (b) COBRA coverage through the earlier of (i) six months from the Separation Date or (ii) November 30, 2013 and (c) Mr. McCullough’s outstanding options shall vest with respect to that number of unvested shares subject to each such option that would have vested had his employment continued through the earlier of (i) six months from the Separation Date or (ii) November 1, 2013.  In addition, Mr. McCullough will be entitled to continue Company-sponsored healthcare benefits extended to active employees at his own expense for up to 18 months under COBRA and for 36 months under California’s COBRA law.  The Company will also provide a general release of all claims against Mr. McCullough.  Mr. McCullough must provide the transition services and execute and fail to revoke a general release of all claims against the Company in order to be eligible for the severance benefits described above.

The foregoing description of the Agreement is qualified in its entirety by the text of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties.  These forward-looking statements include any statements regarding the Company’s strategic and operational plans.  Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.  The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

(e)                                  The description of the Agreement set forth under Item 5.02(b) above is hereby incorporated into this Item 5.02(e), which description is qualified in its entirety by the text of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

99.1	Employment Transition and Separation Letter Agreement, dated March 29, 2012, by and between OpenTable, Inc. and Charles McCullough.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2012	OPENTABLE, INC.

	By:	/s/ I. Duncan Robertson
I. Duncan Robertson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Employment Transition and Separation Letter Agreement, dated March 29, 2012, by and between OpenTable, Inc. and Charles McCullough.